                                                                    Exhibit 99.1

                              FOR IMMEDIATE RELEASE

                                      NEWS

                                                FROM
                                                BankMutual CORPORATION

Contact:  Bank Mutual Corporation
          NASDAQ:  BKMU
          Michael T. Crowley Jr.
          Chairman and Chief Executive Officer
          414-354-1500

          Rick B. Colberg
          Chief Financial Officer
          866-705-2568

                    BANK MUTUAL CORPORATION REPORTS EARNINGS

                          FOR THE FIRST QUARTER OF 2004

Milwaukee, Wisconsin
April 21, 2004

Bank Mutual Corporation (NASDAQ--BKMU) reported a 20.5% increase in net earnings in the first quarter of 2004 as compared to the same period in 2003. Net earnings were $7.1 million or $0.09 diluted earnings per share for the first quarter ended March 31, 2004 as compared to $5.9 million or $0.08 diluted earnings per share for first quarter of 2003. Earnings increased primarily as a result of investing the $404.8 million of capital received from the company's stock offering in October 2003, which resulted in increases in interest income and the net interest margin. This increase was partially offset by the reduction in the gains on the sales of loans, an increase in the provision for loan losses, and an increase in operating expenses.

"We invested the proceeds from the stock offering in mortgage-related securities in anticipation of using the cash flows from these securities to fund our loan growth.

                                        3

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While our net loan growth in the first quarter of 2004 was less than expected due to loan payoffs, we continued to add loan origination personnel and adjust processes to assist in the loan growth. We also are in the process of exploring expansion in new communities," stated Michael T. Crowley, Jr., Chairman, President and Chief Executive Officer of Bank Mutual Corporation.

Mortgage loan originations and purchases were $108.7 million in the first quarter of 2004 as compared to $236.4 million for the same period in 2003. The reduction in mortgage loan originations was the result of reduced refinancings of existing adjustable and fixed rate mortgage loans coupled with reduced demand for home loans. The reduced demand was primarily a result of the relatively harsh weather in the first quarter of 2004 as compared to 2003 and the recent stability in mortgage loan interest rates. In addition, 2003 was a year of record mortgage loan originations, primarily as a result of the prevailing low interest rate environment.

Loan sales were $30.7 million in the first quarter of 2004 as compared to $116.0 million in the first quarter of 2003. Gains on the sales of loans were $380,000 for the first quarter of 2004 as compared to $1.8 million for same period in 2003. Loan sales were significantly reduced as a result of reduced demand for and origination of fixed rate mortgage loans. By comparison, 2003 was a year of record loan sales.

Although total consumer loan originations were slightly down in the first quarter of 2004 as compared to the same period in 2003, home equity loan originations continued to be very good. Consumer loan originations in the first quarter of 2004 were $64.7 million as compared to $65.7 million for the first quarter of 2003.

We continue to emphasize commercial business loan originations. However, in the first quarter of 2004, commercial business loan originations were less than originations in the first quarter of 2003 as a result of reduced demand for credit by our existing customers. In the first quarter of 2004, commercial business loan originations were $4.0 million as compared to $15.5 million for the same period in 2003.

In total, loan originations and purchases in the first quarter of 2004 were $190.9 million as compared to $317.6 million for the same quarter in 2003.

Total assets at March 31, 2004 and December 31, 2003 were $3.1 billion.

Mortgage-related securities increased $41.9 million in the first quarter of 2004 primarily as a result of investing overnight funds into short- and medium- term mortgage-related securities. In addition, interest income on mortgage-related securities in the first quarter of 2004 was significantly increased by the investment of the $404.8 million of capital Bank Mutual received from its stock offering in October 2003.

Deposits decreased $44.8 million in the first quarter of 2004. Borrowings were $299.9 million at March 31, 2004 as compared to $299.5 million at December 31, 2003.

A cash dividend of $0.04 per share was paid March 2, 2004 to shareholders of record on February 18, 2004. This was the thirteenth cash dividend paid since the initial stock offering and the sixth time the cash dividend was increased.

                                        4

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Non-performing loans to total loans at March 31, 2004 were 0.42% as compared to
0.61% at December 31, 2003. The decrease in non-performing loans was primarily the result of two non-performing commercial business loans, totaling $1.6 million, being reclassified to foreclosed properties (which are included in non-performing assets). This action primarily relates to several loans made to one borrower which we previously identified and disclosed as being monitored, and which became non-performing during the fourth quarter of 2003. In addition, we provided $490,000 to the allowances for loan losses for the first quarter of 2004 as compared to $258,000 for the same period in 2003. Our allowance for loan losses at March 31, 2004 was $13.4 million or 186.6% of non-performing loans and 137.3% of non-performing assets.

The net interest margin for the first quarter of 2004 increased as compared to the first quarter of 2003, primarily as a result of investing the capital from the stock offering. The net interest margin for the first quarter of 2004 was 3.02% as compared to 2.74% for the first quarter of 2003 and 2.60% for the fourth quarter of 2003.

Book value per share was $9.41 at March 31, 2004. The annualized return on average equity (ROE) for the first quarter of 2004 was 3.84%. The annualized return on average assets (ROA) for the first quarter of 2004 was 0.91%. The book value per share, ROE and ROA for the first quarter of 2004, were affected by the $404.8 million of capital received from the stock offering in October 2003. Further information regarding Bank Mutual Corporation's assets, liabilities and operations is attached.

(All per share and share information in this news release has been adjusted to reflect our October 29, 2003, full conversion transaction and related share exchange.)

Bank Mutual Corporation is the fifth largest financial institution holding company headquartered in the state of Wisconsin and its stock is quoted on The NASDAQ Stock Market(R) under the symbol "BKMU". Its subsidiary bank, Bank Mutual, operates 70 offices in the state of Wisconsin and one office in Minnesota.

                                      * * *

Outlook

(The following are forward looking statements; see "Cautionary Statements" below).

Bank Mutual Corporation's management has identified a number of factors which may affect the Company's operations and results in 2004. They are as follows:

o We expect the rest of 2004 may provide an environment of slowly increasing interest rates. If that is the case, there are a number of effects that Bank Mutual, like other financial institutions, would likely experience.

o Mortgage loan sales would likely continue to decrease, as compared to 2003, either as fixed rate mortgage loans become less attractive to consumers or the rate of refinancing decreases, thereby reducing the gains on sales of loans as compared to prior periods. Bank Mutual sells most of its 30 year and some of its 15 year fixed rate mortgage loans in the secondary market.

                                        5

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o    Mortgage loan originations may also decrease, along with related fee income, unless the effects of stable or increasing interest rates are counteracted by increased home purchasing activity.

o If interest rates were to rise, adjustable rate mortgage loans may become more attractive to consumers and, therefore, increase the mortgage loans outstanding. Adjustable rate mortgage loans are retained in our loan portfolio.

o Bank Mutual will continue to further emphasize consumer loans, and commercial real estate and business loans, which can present higher risks than residential mortgages. An improvement in economic conditions could lead to additional commercial loan activity.

o Bank Mutual has experienced an increase in commercial loan delinquencies, impairments, and foreclosures and has continued allocating significant management time monitoring the loan portfolio and the loan loss allowance.

o The $404.8 million of capital from our stock offering was invested in short- to medium- term mortgage-related securities at the end of 2003. Going forward, the income received from the investment of that capital, whether it is invested in loans or securities will add to interest income, although we cannot assure any particular use of capital or rate of return.

o As previously disclosed, the Office of Thrift Supervision ("OTS") recently denied our request for a waiver to permit us to repurchase shares prior to the first anniversary of our conversion to a fully shareholder owned company. We have asked the OTS to reconsider that order, but we cannot assure that the OTS will change its position. Therefore, except for possible stock repurchases of up to 1.6 million shares relating to potential restricted stock awards under our proposed 2004 Stock Incentive Plan (subject to shareholder approval), we will not be able to repurchase our shares until October 29, 2004.

o In spite of some economic improvement, the national and local economies and securities markets have continued to experience significant challenges. Among other things, the economy and consequences of world events could affect the ability of individual and business borrowers to repay their obligations to Bank Mutual or otherwise affect Bank Mutual's operations and financial condition.

o Like many Wisconsin financial institutions, Bank Mutual has non-Wisconsin subsidiaries that hold and manage investment assets which have not been subject to Wisconsin tax. The Wisconsin Department of Revenue has instituted an audit program specifically aimed at out of state bank subsidiaries and has indicated that it may withdraw favorable rulings previously issued in connection with such subsidiaries. As a result of these developments, the Department may take the position that all or some of the income of the out of state subsidiaries is taxable in Wisconsin, which will likely be challenged by financial institutions in the state. If the Department is successful in its efforts, it would result in a substantial negative impact on the earnings of Bank Mutual Corporation.

                                      * * *
Cautionary Statements
---------------------

The discussions in this news release which are not historical statements contain forward-looking statements that involve risk and uncertainties. Statements which are not historical statements include those under "Outlook" and those in the future tense or which use terms such as "believe," "expect," and "anticipate." Bank Mutual Corporation's actual future results could differ in important and material ways from those discussed. Many factors could cause or

                                       6

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contribute to such differences. These factors include changing interest rates, changes in demand for loans or other services, competition from other institutions, the results of our lending activities and loan loss experience, general economic and political developments, those items discussed under "Outlook," and other factors discussed in our filings with the Securities and Exchange Commission.

                                      * * *



                                        7

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                    BANK MUTUAL CORPORATION AND SUBSIDIARIES
            UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION


                                                                         March 31,     December 31,
                                                                           2004           2003
                                                                        ----------     ------------
                                                                              (In thousands)
Assets
Cash and due from banks                                                    $30,466          $36,384
Federal funds sold                                                               -           30,000
Interest-earning deposits                                                    1,024           20,119
                                                                        ----------     ------------
Cash and cash equivalents                                                   31,490           86,503
Securities available-for-sale, at fair value:
  Investment securities                                                     68,824           67,833
  Mortgage-related securities                                            1,095,249        1,053,349
Loans held for sale                                                         12,784            4,056
Loans receivable, net                                                    1,698,587        1,712,278
Goodwill                                                                    52,570           52,570
Other intangible assets                                                      4,907            5,073
Mortgage servicing rights                                                    4,453            4,698
Other assets                                                               125,125          122,167
                                                                        ----------     ------------
                                                                        $3,093,989       $3,108,527
                                                                        ==========     ============

Liabilities and Shareholders' Equity
Liabilities:
  Deposits                                                              $2,007,445       $2,052,290
  Borrowings                                                               299,919          299,491
  Advance payments by borrowers for taxes and insurance                     10,674            2,987
  Other liabilities                                                         34,559           22,679
                                                                        ----------     ------------
                                                                         2,352,597        2,377,447

Shareholders' equity:
  Preferred stock - $.01 par value:
    Authorized - 20,000,000 shares in 2004 and 10,000,000 in 2003
    Issued and outstanding - none in 2004 and 2003                               -                -
  Common stock - $.01 per value:
    Authorized - 200,000,000 shares in 2004 and 100,000,000 in 2003
    Issued - 78,783,849 shares in 2004 and 78,775,779 in 2003
    Outstanding - 78,783,849 in 2004 and 78,775,779 in 2003                    788              788
  Additional paid-in capital                                               496,628          495,990
  Retained earnings                                                        245,964          241,958
  Unearned ESOP shares                                                      (5,469)          (5,766)
  Accumulated other comprehensive income                                     5,321              149
  Unearned deferred compensation                                            (1,840)          (2,039)
                                                                        ----------     ------------
Total shareholders' equity                                                 741,392          731,080
                                                                        ----------     ------------
                                                                        $3,093,989       $3,108,527
                                                                        ==========     ============

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                    BANK MUTUAL CORPORATION AND SUBSIDIARIES
                   UNAUDITED CONSOLIDATED STATEMENTS OF INCOME


                                                             Three Months Ended March 31,
                                                            2004                     2003
                                                        -------------            -------------
                                                         (In thousands, except per share data)

Interest income:
  Loans                                                     $23,897                  $27,685
  Investments                                                 1,030                    1,182
  Mortgage-related securities                                11,626                    7,353
  Interest-earning deposits                                     108                      476
                                                        -------------            -------------
Total interest income                                        36,661                   36,696
Interest expense:
  Deposits                                                   10,724                   13,893
  Borrowings                                                  3,841                    4,607
  Advance payment by borrowers for taxes
    and insurance                                                 4                       10
                                                        -------------            -------------
Total interest expense                                       14,569                   18,510
                                                        -------------            -------------
Net interest income                                          22,092                   18,186
Provision for loan losses                                       490                      258
                                                        -------------            -------------
Net interest income after provision for loan losses          21,602                   17,928
Noninterest income:
  Service charges on deposits                                 1,073                    1,030
  Brokerage and insurance commissions                           772                      677
  Loan related fees and servicing revenue                       535                     (84)
  Gain on sales of loans                                        380                    1,767
  Other                                                       1,087                    1,115
                                                        -------------            -------------
Total noninterest income                                      3,847                    4,505
Noninterest expenses:
  Compensation, payroll taxes and other
    employee benefits                                         8,599                    7,682
  Occupancy and equipment                                     2,812                    2,664
  Amortization of deposit base intangibles                      165                      165
  Other                                                       3,177                    2,870
                                                        -------------            -------------
Total noninterest expenses                                   14,753                   13,381
                                                        -------------            -------------
Income before income taxes                                   10,696                    9,052
Income taxes                                                  3,622                    3,183
                                                        -------------            -------------
Net income                                                  $ 7,074                  $ 5,869
                                                        =============            =============

Per share data:
  Earnings per share-basic                                  $  0.09                  $  0.08
                                                        =============            =============
  Earnings per share-diluted                                $  0.09                  $  0.08
                                                        =============            =============
  Cash dividends paid                                       $ 0.040                  $ 0.027
                                                        =============            =============

                    Bank Mutual Corporation and Subsidiaries
                 Supplemental Financial Information (Unaudited)
           (Dollars in thousands except per share amounts and ratios)



                                                      During the quarter ended March 31,
                                                        2004                        2003
                                                      ---------------------------------
Loan Originations and Purchases
Originations:

Mortgage loans                                       $  108,695               $  236,429
Consumer loans                                           64,682                   65,724
Commercial business loans                                 4,006                   15,494
                                                     ----------               ----------
Total loan originations                              $  177,383               $  317,647
                                                     ----------               ----------

Purchases:
Mortgage loans                                           13,497                       -
                                                     ----------               ----------
Total loan purchases                                     13,497                       -
                                                     ----------               ----------
Total loans originated and purchased                 $  190,880               $  317,647
                                                     ==========               ==========
Loan Sales                                           $   30,727               $  115,992
                                                     ==========               ==========


Loan Portfolio Analysis

                                                      March 31,               December 31,
                                                        2004                      2003
                                                      ---------               ------------
Mortgage loans:
One-to-four family                                   $  794,749               $  793,247
Multi-family                                            136,795                  124,494
Commercial real estate                                  206,768                  209,293
Construction and development                             97,033                  122,436
                                                     ----------               ----------
Total mortgage loans                                  1,235,345                1,249,470
Consumer loans                                          454,303                  450,521
Commercial business loans                                69,346                   75,022
                                                     ----------               ----------
Total loans receivable                                1,758,994                1,775,013
Deductions to gross loans                                60,407                   62,735
                                                     ----------               ----------
Total loans receivable, net                          $1,698,587               $1,712,278
                                                     ==========               ==========

Asset Quality Ratios

                                                      March 31,               December 31,
                                                        2004                      2003
                                                      ---------               ------------
Non-performing mortgage loans                        $    1,198               $    1,518
Non-performing consumer loans                               791                      961
Non-performing commercial business loans                  4,191                    6,809
Accruing loans delinquent 90 days or more                   996                    1,084
                                                     ----------               ----------
Total non-performing loans                                7,176                   10,372
                                                     ==========               ==========
Total non-performing assets                          $    9,751               $   11,002
                                                     ==========               ==========

Non-performing loans to loans receivable, net              0.42%                    0.61%
Non-performing assets to total assets                      0.32%                    0.35%
Allowance for loan losses to non-performing loans        186.57%                  132.77%
Allowance for loan losses to non-performing assets       137.30%                  125.17%
Allowance for loan losses to total loans                   0.79%                    0.80%

Net charge-offs                                      $     (873)              $     (276)
Net charge-offs to avg loans-annualized                   -0.20%                   -0.02%
Allowance for loan losses                            $   13,388               $   13,771

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                    Bank Mutual Corporation and Subsidiaries

                 Supplemental Financial Information (Unaudited)

           (Dollars in thousands except per share amounts and ratios)

Operating Ratios (annualized)                                              Three months ended March 31,
                                                                      2004                          2003
                                                             -----------------------     -------------------------
Net interest margin (1)                                                        3.02%                         2.74%
Net interest rate spread                                                       2.39%                         2.38%
Return on average assets                                                       0.91%                         0.83%
Return on average shareholders' equity                                         3.84%                         7.37%
Efficiency ratio (2)                                                          56.88%                        58.97%
Non-interest expense as a percent of average assets                            1.90%                         1.89%
(1) Net interest margin is determined by dividing net interest income by average earning assets for the periods indicated.

(2) Efficiency ratio is determined by dividing noninterest expense by the sum of net interest income and noninterest income for the periods indicated.

Other Information                                                          Three months ended March 31,
                                                                      2004                          2003
                                                             -----------------------     -------------------------
Average earning assets                                                    $2,925,552                    $2,656,746
Average assets                                                            $3,099,477                    $2,835,086
Average interest bearing liabilities                                      $2,215,606                    $2,360,202
Average shareholders' equity                                              $  737,608                    $  318,350
Weighted average number of shares outstanding
-used in basic earnings per share                                         76,309,366                    76,103,353
-used in diluted earnings per share                                       78,567,661                    78,024,577

                                                                    March 31,                   December 31,
                                                                      2004                          2003
                                                             -----------------------     -------------------------
Number of shares outstanding (net of treasury shares)                     78,783,849                    78,775,779
Book value per share                                                           $9.41                         $9.28


Weighted Average Net Interest Rate Spread                           At March 31,              At December 31,
                                                                       2004                        2003
                                                             -----------------------     -------------------------
Yield on loans                                                                 5.52%                         5.64%
Yield on investments                                                           4.37%                         4.37%
Combined yield on loans and investments                                        5.05%                         5.12%
Cost of deposits                                                               2.11%                         2.18%
Cost of borrowings                                                             5.43%                         5.52%
Total cost of funds                                                            2.54%                         2.61%
Interest rate spread                                                           2.51%                         2.51%
